This Statement on Form 3 is filed by the Estate of Kenneth R. Peak

Name of Designated Filer:  Estate of Kenneth R. Peak
Date of Event Requiring Statement:  May 8, 2013
Issuer Name and Ticker or Trading Symbol: Contango ORE, Inc. [CTGO]

                                                 /s/ Joseph J. Romano
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                                        Joseph J. Romano, co-executor

                                                 /s/ Donna Ungermannova Peak
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                                        Donna Ungermannova Peak, co-executor